UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 28, 2013

Date of report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, P.O. Box 9005, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 538-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 28, 2013, QNB Corp. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 16, 2013.

The proposals voted on and a record of the vote on each matter presented to the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1: Election of three Class I Directors to serve a term of three years and until their successors are elected:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Autumn R. Bayles	2,158,129	7,931	568,959
David W. Freeman	2,158,127	7,933	568,959
Gary S. Parzych	2,153,969	12,091	568,959

Proposal No. 2: An advisory vote to approve the compensation of the named executive officers of QNB Corp.:

Votes	Votes
For	Against	Abstain
2,002,373	128,559	35,128

Proposal No. 3: An advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of QNB Corp.:

Three	Two	One
Years	Years	Year	Abstain
1,451,092	94,973	531,631	88,364

Proposal No. 4: To ratify the appointment of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2013:

Votes	Votes
For	Against	Abstain
2,719,803	4,306	10,910

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

Date: May 29, 2013	By:	/s/ Bret H. Krevolin
Bret H. Krevolin
Chief Financial Officer